UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 13, 2014

PZENA INVESTMENT MANAGEMENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33761	20-8999751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

120 West 45th Street, New York, New York	10036
(Address of Principal Executive Offices)	Zip Code

Registrant’s Telephone Number, Including Area Code: (212) 355-1600

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

 The Annual Meeting of Stockholders of Pzena Investment Management, Inc. was held in New York, New York on May 13, 2014. At that meeting, the stockholders considered and acted upon the following proposals:

Proposal 1: Election of Directors. By the vote reflected below, the stockholders elected the following individuals as directors to hold office until the 2015 Annual Meeting of Stockholders of the Company:

Director	Class A Shares “For”	Class B Shares “For”	Class A Shares “Withheld”	Class B Shares “Withheld”
Richard S. Pzena	7,755,511	221,809,270	315,468	0
John P. Goetz	7,549,596	221,809,270	521,383	0
William L. Lipsey	7,549,596	221,809,270	521,383	0
Steven M. Galbraith	7,639,407	221,809,270	431,572	0
Joel M. Greenblatt	6,970,208	221,809,270	1,100,771	0
Richard P. Meyerowich	7,639,235	221,809,270	431,744	0
Charles D. Johnston	7,863,474	221,809,270	207,505	0

Proposal 2: Ratification of Independent Auditors. The stockholders voted to ratify the appointment of KPMG LLP as independent auditors for the Company for its fiscal year ending December 31, 2014. Voting was as follows:

	FOR	AGAINST	ABSTAIN
Class A common stock	10,513,424	5,911	41,431
Class B common stock	221,809,270	0	0

Proposal 3: Advisory Vote Approving Executive Compensation. By the vote reflected below, the stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, including the Compensation Discussion and Analysis section, the accompanying compensation tables, and the related narrative disclosure as set forth in the Company’s 2014 Proxy Statement:

	FOR	AGAINST	ABSTAIN
Class A common stock	7,755,509	105,764	209,706
Class B common stock	221,809,270	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pzena Investment Management, Inc.

Dated: May 13, 2014	By:	/s/Joan Berger
Name: Joan Berger
Title: General Counsel